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                               CONSENT OF KPMG LLP

                                   EXHIBIT 23

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                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Wilmington Trust Corporation:

We consent to incorporation by reference in the Registration Statements (Nos. 33-43675, 333-04042, 333-69479, 333-80009, 333-37928, 333-61096 and 333-86748)
on Form S-8 and Registration Statements (Nos. 333-69453 and 333-76332) on Form S-3 of Wilmington Trust Corporation of our report dated March 1, 2004, with respect to the consolidated statements of condition of Wilmington Trust Corporation and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2003, which report appears in the December 31, 2003 annual report on Form 10-K of Wilmington Trust Corporation. Our report refers to the adoption of Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets in 2002 and SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities in 2001.

/s/ KPMG LLP
Philadelphia, Pennsylvania
March 10, 2004

                                   EXHIBIT 23